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As filed with the Securities and Exchange Commission on December 15, 2003

Registration no. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1618004
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8000 South Federal Way
P.O. Box 6
Boise, Idaho 83707-0006
(Address of principal executive offices)

(208) 368-4000
(Registrant's telephone number, including area code)

Micron Technology, Inc. 2001 Stock Option Plan
Micron Technology, Inc. 1989 Employee Stock Purchase Plan
(Full title of the plans)

W. G. Stover, Jr.
V.P. of Finance and Chief Financial Officer
Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632
(Name and address of agent for service)

208-368-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate registration price(2)	Amount of fee(2)

Common Stock $.10 par value per share, to be issued pursuant to the Micron Technology, Inc. 2001 Stock Option Plan	17,000,000	$11.79	$200,430,000	$16,214.79

Common Stock $.10 par value per share, to be issued pursuant to the Micron Technology, Inc. 1989 Employee Stock Purchase Plan	5,000,000	$11.79	58,950,000	4,769.06

TOTAL	22,000,000		$259,380,000	$20,983.85

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent additional shares of the Company's Common Stock may be issued or issuable as a result of a stock split, stock dividend or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby declared to cover all of such additional common stock.

(2)
Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $11.79 per share, which is the average of the high and low price of the Company's Common Stock as reported on the New York Stock Exchange on December 10, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (a)   The Company's latest Annual Report on Form 10-K for the year ended August 28, 2003, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-10658).

          (b)   The Company's Current Reports on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on September 24, 2003, and September 29, 2003, respectively (File No. 1-10658).

          (c)   The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed November 9, 1990, pursuant to Section 12(b) of the Exchange Act (File No. 1-10658), including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

        All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors or stockholders to grant, indemnification to directors, officers, employees and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act") and for liabilities arising from other state and federal causes of action. Section 10 of the Company's Certificate of Incorporation and Article VII of the Company's Bylaws provide for the mandatory indemnification of its officers, directors, employees and agents to the extent permitted by Delaware General Corporation Law. The Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

Exhibit Number
4.7	Micron Technology, Inc. 1989 Employee Stock Purchase Plan.
4.10	Micron Technology, Inc. 2001 Stock Option Plan.
5.1	Opinion of Counsel.
23.1	Consent of Independent Accountants.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

Item 9.    Undertakings.

        (a)   The undersigned Company hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  to include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 12th day of December, 2003.

MICRON TECHNOLOGY, INC.
By:	/s/ W. G. Stover, Jr. W. G. Stover, Jr. Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Appleton and W. G. Stover, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven R. Appleton Steven R. Appleton	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 12, 2003
/s/ W. G. Stover, Jr. W. G. Stover, Jr.	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	December 12, 2003
/s/ James W. Bagley James W. Bagley	Director	December 12, 2003
/s/ Robert A. Lothrop Robert A. Lothrop	Director	December 12, 2003
/s/ Thomas T. Nicholson Thomas T. Nicholson	Director	December 12, 2003
/s/ Gordon C. Smith Gordon C. Smith	Director	December 12, 2003
/s/ William P. Weber William P. Weber	Director	December 12, 2003

EXHIBIT INDEX

Exhibit Number	Description
4.7	Micron Technology, Inc. 1989 Employee Stock Purchase Plan.
4.10	Micron Technology, Inc. 2001 Stock Option Plan.
5.1	Opinion of Counsel.
23.1	Consent of Independent Accountants.
23.2	Consent of Counsel (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX